For Release: May 5, 2011, 7:30 a.m. EDT

GM Reports Net Income of $3.2 Billion

Net income of $1.77 per share including a net gain from special items of $0.82 per share

EBIT of $3.5 billion and EBIT-adjusted of $2.0 billion

GM Europe achieves breakeven results on an EBIT-adjusted basis

DETROIT – General Motors Company (NYSE: GM) today announced first quarter net income attributable to common stockholders of $3.2 billion, or $1.77 per fully-diluted share, marking the company’s fifth consecutive profitable quarter. Revenue increased $4.7 billion to $36.2 billion, compared with the first quarter of 2010.

“We are on plan,” said Dan Akerson, chairman and CEO. “GM has delivered five consecutive profitable quarters, thanks to strong customer demand for our new fuel-efficient vehicles and a competitive cost structure that allows us to leverage our strong brands around the world and focus on driving profitable automotive growth.”

Net income attributable to common stockholders includes gains of $1.6 billion and $0.3 billion respectively related to the sales of the company’s ownership interest in Delphi Automotive LLP and Ally Financial Inc. preferred stock. It also includes a $0.4 billion goodwill impairment charge at GM Europe (GME) resulting from a change in accounting standards and charges totaling $0.1 billion at GM International Operations (GMIO) related to revised tax regulations affecting the company’s India joint venture. Combined, these special items increased net income attributable to common stockholders by $1.5 billion or $0.82 per fully-diluted share.

Earnings before interest and tax (EBIT) were $3.5 billion. EBIT adjusted to exclude special items was $2.0 billion compared with $1.7 billion in the first quarter of 2010.

GM Results Overview (in billions except for per share amounts)

	Q1 2010	Q1 2011

Revenue	$31.5	$36.2

Net income attributable to common stockholders	$0.9	$3.2
Earnings per share (EPS) diluted	$0.55	$1.77

EBIT	$1.8	$3.5
Less special items	$0.1	$1.5
EBIT – adjusted	$1.7	$2.0
Impact of special items on EPS diluted	$0.08	$0.82

Automotive net cash flow from operating activities	$1.9	$(0.6	)*
Automotive free cash flow	$1.0	$(1.9	)*

*	Includes $2.5 billion negative impact related to wholesale advance financing agreement termination

GM North America (GMNA) reported EBIT of $2.9 billion compared with $1.2 billion in the first quarter of 2010. On an EBIT-adjusted basis, GMNA increased its earnings by $0.1 billion to $1.3 billion compared with the first quarter of 2010. The company expects GMNA’s quarterly EBIT-adjusted results to improve on average for the remainder of the year compared with the first quarter as better pricing and improved fixed cost should more than offset commodity cost increases and unfavorable mix.

GME reported EBIT of $(0.4) billion. GME’s results improved by $0.6 billion on an EBIT-adjusted basis compared with the first quarter of 2010 and it achieved a significant milestone by delivering breakeven results on that basis. Based on current plans, GME is targeting to achieve breakeven results on an EBIT-adjusted basis before restructuring for the entire year.

GMIO reported EBIT of $0.5 billion compared with $0.9 billion in the first quarter of 2010. On an EBIT-adjusted basis, GMIO earned $0.6 billion in the first quarter, a decline of $0.3 billion compared with the first quarter of 2010.

GM South America (GMSA) reported EBIT of $0.1 billion, down $0.2 billion from the first quarter of 2010. There were no adjustments in either period.

GM expects that full-year 2011 EBIT-adjusted results will show solid improvement over 2010. GM continues to expect no material impact on full-year results from the Japan crisis.

For the quarter, automotive cash flow from operating activities was $(0.6) billion and automotive free cash flow was $(1.9) billion. Both figures include the $2.5 billion cash impact of GM’s decision, announced in October 2010, to end a wholesale advance agreement with Ally Financial.

GM ended the quarter with very strong total automotive liquidity of $36.5 billion. Automotive cash and marketable securities, including Canadian Health Care Trust restricted cash, was $30.6 billion compared with $27.6 billion at the end of the fourth quarter of 2010.

“GM has great potential to deliver profitable growth around the world as the recovery continues,” said Dan Ammann, senior vice president and CFO. “While we’re encouraged, we keenly recognize we have more opportunities to leverage our scale, improve spending and investment efficiencies, and optimize our strong balance sheet.”

About General Motors – General Motors (NYSE:GM, TSX: GMM), one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 202,000 people in every major region of the world and does business in more than 120 countries. GM and its strategic partners produce cars and trucks in 30 countries, and sell and service these vehicles through the following brands: Baojun, Buick, Cadillac, Chevrolet, GMC, Daewoo, Holden, Isuzu, Jiefang, Opel, Vauxhall, and Wuling. GM’s largest national market is China, followed by the United States, Brazil, the United Kingdom, Germany, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on the new General Motors can be found at www.gm.com.

Contacts:

Reneé Rashid-Merem	Randy Arickx
Office 313-665-3128	Office 313-667-0006
Cell 313-701-8560	Cell 313-268-7070
renee.rashid-merem@gm.com	randy.c.arickx@gm.com

2

Forward-Looking Statements

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM’s most recent annual report on Form 10-K and quarterly report on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

3

Exhibit 1

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The accompanying tables and charts for securities analysts include earnings before interest and taxes (EBIT), EBIT adjusted and Automotive free cash flow which are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM’s independent auditors. EBIT, EBIT adjusted and Automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM’s operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM’s core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP and there are limitations associated with their use. GM’s calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result, the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to common stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT to its most comparable U.S. GAAP measure (dollars in millions):

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Operating segments
GMNA(a)	$2,898	$1,218
GME(a)(b)	(390)	(477)
GMIO(a)(b)	480	908
GMSA(a)(b)	90	265
GM Financial(c)	130	—

Total operating segments	3,208	1,914
Corporate and eliminations	317	(90)

EBIT(c)	3,525	1,824
Interest income	127	90
Automotive interest expense	149	337
Income tax expense	137	509

Net income attributable to stockholders	3,366	1,068
Less: Cumulative dividends on preferred stock	215	203

Net income attributable to common stockholders	$3,151	$865

(a)	Interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM’s automotive operating segments between EBIT and Net income attributable to stockholders.
(b)	In the year ended December 31, 2010 GM changed its managerial and financial reporting structure so that certain entities geographically located within Russia and Uzbekistan were transferred from GM’s GME segment to GM’s GMIO segment and certain entities geographically located in Brazil, Argentina, Colombia, Ecuador, Venezuela, Bolivia, Chile, Paraguay, Peru and Uruguay were transferred from GM’s GMIO segment to GM’s newly created GMSA segment. GM has retrospectively revised the segment presentation for all periods presented.
(c)	GM Financial amounts represent income before income taxes.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following table summarizes the reconciliation of EBIT adjusted to EBIT (dollars in millions):

	Three Months Ended March 31, 2011(a)	Three Months Ended March 31, 2010
EBIT adjusted	$2,042	$1,701
Special items	1,483	123

EBIT	$3,525	$1,824

(a)	GM Financial amounts included in EBIT and EBIT adjusted represent income before income taxes.

Special Items

In the three months ended March 31, 2011 special items included:

•	Gain of $1.6 billion in GMNA related to the sale of GM’s Class A Membership Interests in Delphi Automotive LLP;

•	Gain of $339 million in Corporate related to the sale of 100% of the Ally Financial Preferred Stock;

•	Impairment charge of $395 million in GME related to goodwill; and

•	Charge of $106 million in GMIO related to GM’s India joint venture.

In the three months ended March 31, 2010 special items included a gain of $123 million in GME related to the sale of Saab Automobile AB to Spyker Cars NV.

The following table summarizes the reconciliation of Automotive free cash flow to Automotive Net cash provided by (used in) operating activities (dollars in millions):

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Automotive
Free cash flow	$(1,918)	$1,010
Capital expenditures	1,322	840

Net cash provided by (used in) operating activities	$(596)	$1,850

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following tables summarize selected data by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2011
Total net sales and revenue	$22,110	$6,870	$5,427	$3,896	$16	$(2,420)	$35,899	$295	$—	$36,194

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$977	$340	$116	$116	$13	$—	$1,562	$14	$—	$1,576

Equity income, net of tax and gain on disposal of investments(a)	$1,729	$—	$415	$—	$—	$—	$2,144	$—	$—	$2,144

(a)	Includes a gain of $1.6 billion recorded on the sale of GM’s Class A Membership Interests in Delphi Automotive LLP.

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	Total
Three Months Ended March 31, 2010
Total net sales and revenue	$19,286	$5,461	$4,985	$3,324	$45	$(1,625)	$31,476	$31,476

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,174	$384	$65	$129	$51	$—	$1,803	$1,803

Equity income, net of tax and gain on disposal of investments	$34	$7	$362	$—	$—	$—	$403	$403

The following tables summarize worldwide employment and payroll:

	March 31, 2011	December 31, 2010
Worldwide Employment (thousands)
GMNA	97	96
GME	40	40
GMIO	33	32
GMSA	32	31
GM Financial	3	3

Total Worldwide	205	202

U.S. – Salaried	28	28
U.S. – Hourly	49	49

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Worldwide Payroll (billions)	$3.3	$3.0

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Production Volume (units in thousands)(a)
GMNA – Cars	284	244
GMNA – Trucks	502	424

Total GMNA	786	668
GME	344	305
GMIO - Consolidated Entities	257	248
GMIO - Joint Ventures(b)	709	654

Total GMIO	966	902
GMSA	231	210

Total Worldwide	2,327	2,085

(a)	Production volume includes vehicles produced by certain joint ventures.
(b)	The joint venture agreements with SGMW (44%) in the three months ended March 31, 2011 and (34%) in the three months ended March 31, 2010 and FAW-GM (50%) allows for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture production in China.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010(a)(b)
Vehicle Sales (units in thousands)(c)(d)(e)
United States
Chevrolet – Cars	181	156
Chevrolet – Trucks	235	182
Cadillac	41	29
Buick	45	32
GMC	91	69
Other	0	8

Total United States	593	477
Canada, Mexico and Other	92	86

Total GMNA	684	564

GME
Opel/Vauxhall	320	295
Chevrolet	112	105
Other	1	4

Total GME	433	404

GMIO
Chevrolet	256	220
Wuling	337	334
Buick	166	122
GM Daewoo	16	28
Holden	32	36
FAW-GM	17	28
GMC	7	8
Cadillac	8	4
Other	17	11

Total GMIO(f)(g)	855	790

GMSA
Chevrolet	247	237
Other	3	4

Total GMSA	250	241

Total Worldwide	2,221	1,999

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes GM Saab Automobile AB (Saab) vehicle sales data through February 2010.
(c)	Vehicle sales data may include rounding differences.
(d)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.
(e)	GMNA vehicle sales primarily represent sales to the ultimate customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the ultimate customer. In countries where end customer data is not readily available other data sources, such as wholesale volumes, are used to estimate vehicle sales.
(f)	Includes the following joint venture vehicle sales:

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Joint venture sales in China
SGM	310	235
SGMW and FAW-GM	376	388
Joint venture sales in India
HKJV	29	22

(g)	The joint venture agreements with SGMW (44%) in the three months ended March 31, 2011 and (34%) in the three months ended March 31, 2010 and FAW-GM (50%) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of GM’s global market share.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010(a)(b)
Market Share(c)(d)(e)
United States – Cars	15.4%	14.8%
United States – Trucks	22.4%	22.0%
Total United States	19.0%	18.4%
Total GMNA	18.3%	17.8%
Total GME	8.6%	8.5%
Total GMIO(f)(g)	9.2%	8.8%
Total GMSA	18.8%	20.7%
Total Worldwide	11.5%	11.1%

U.S. Retail/Fleet Mix
% Fleet Sales – Cars	28.6%	40.6%
% Fleet Sales – Trucks	20.5%	24.5%
Total Vehicles	23.6%	30.9%

GMNA Capacity Utilization(h)	99.1%	85.1%

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes GM Saab vehicle sales data through February 2010.
(c)	Market share information is based on vehicle sales volume.
(d)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.
(e)	GMNA vehicle sales primarily represent sales to the ultimate customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the ultimate customer. In countries where end customer data is not readily available other data sources, such as wholesale volumes, are used to estimate vehicle sales.
(f)	Includes the following joint venture vehicle sales (units in thousands):

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Joint venture sales in China
SGM	310	235
SGMW and FAW-GM	376	388
Joint venture sales in India
HKJV	29	22

(g)	The joint venture agreements with SGMW (44%) in the three months ended March 31, 2011 and (34%) in the three months ended March 31, 2010 and FAW-GM (50%) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of GM’s global market share.
(h)	Two shift rated, annualized.

General Motors Company and Subsidiaries

Condensed Consolidated Income Statements

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Net sales and revenue
Automotive sales	$35,879	$31,422
GM Financial revenue	295	—
Other automotive revenue	20	54

Total net sales and revenue	36,194	31,476

Costs and expenses
Automotive cost of sales	31,685	27,553
GM Financial operating and other expenses	165	—
Automotive selling, general and administrative expense	2,994	2,684
Other automotive expenses, net	6	46

Total costs and expenses	34,850	30,283
Goodwill impairment charges	395	—

Operating income	949	1,193
Automotive interest expense	149	337
Interest income and other non-operating income, net	604	447
Loss on extinguishment of debt	—	(1)

Income before income taxes and equity income	1,404	1,302
Income tax expense	137	509
Equity income, net of tax and gain on disposal of investments	2,144	403

Net income	3,411	1,196
Net income attributable to noncontrolling interests	(45)	(128)

Net income attributable to stockholders	3,366	1,068
Less: Cumulative dividends on preferred stock	215	203

Net income attributable to common stockholders	$3,151	$865

Earnings per share
Basic and Diluted
Net income attributable to common stockholders – basic	$3,151	$865
Addition of preferred dividends to holders of Series B Preferred Stock	59	—

Net income attributable to common stockholders – diluted	$3,210	$865

Basic and Diluted
Weighted-average common shares outstanding – basic	1,504	1,500
Dilutive effect of warrants	162	67
Dilutive effect of conversion of Series B Preferred Stock	148	—
Dilutive effect of restricted stock units	3	—

Weighted-average common shares outstanding – diluted	1,817	1,567

Basic earnings per share	$2.09	$0.58
Diluted earnings per share	$1.77	$0.55

General Motors Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions, except share amounts)

(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Automotive Current Assets
Cash and cash equivalents	$20,975	$21,061
Marketable securities	8,618	5,555

Total cash, cash equivalents and marketable securities	29,593	26,616
Accounts and notes receivable (net of allowance of $336 and $252)	12,990	8,699
Inventories	13,991	12,125
Equipment on operating leases, net	3,099	2,568
Other current assets and deferred income taxes	3,276	3,045

Total current assets	62,949	53,053
Automotive Non-current Assets
Equity in net assets of nonconsolidated affiliates	6,937	8,529
Property, net	19,944	19,235
Goodwill	28,752	30,513
Intangible assets, net	11,488	11,882
Other assets and deferred income taxes	4,249	4,754

Total non-current assets	71,370	74,913

Total Automotive Assets	134,319	127,966
GM Financial Assets
Finance receivables, net (including finance receivables transferred to special purpose entities of $8,603 and $7,156)	8,276	8,197
Restricted cash	1,201	1,090
Goodwill	1,265	1,265
Other assets (including leased assets transferred to special purpose entities of $188 at March 31, 2011)	785	380

Total GM Financial Assets	11,527	10,932

Total Assets	$145,846	$138,898

LIABILITIES AND EQUITY
Automotive Current Liabilities
Accounts payable (principally trade)	$24,739	$21,497
Short-term debt and current portion of long-term debt (including debt at GM Korea of $117 and $70)	1,743	1,616
Accrued liabilities (including derivative liabilities at GM Korea of $49 and $111)	25,200	24,044

Total current liabilities	51,682	47,157
Automotive Non-current Liabilities
Long-term debt (including debt at GM Korea of $8 and $835)	3,268	3,014
Postretirement benefits other than pensions	9,396	9,294
Pensions	21,660	21,894
Other liabilities and deferred income taxes	12,851	13,021

Total non-current liabilities	47,175	47,223

Total Automotive Liabilities	98,857	94,380
GM Financial Liabilities
Securitization notes payable	6,061	6,128
Credit facilities	1,412	832
Other liabilities	430	399

Total GM Financial Liabilities	7,903	7,359

Total Liabilities	106,760	101,739
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, 2,000,000,000 shares authorized:
Series A (276,101,695 shares issued and outstanding (each with a $25.00 liquidation preference) at March 31, 2011 and December 31, 2010)	5,536	5,536
Series B (100,000,000 shares issued and outstanding (each with a $50.00 liquidation preference) at March 31, 2011 and December 31, 2010)	4,855	4,855
Common stock, $0.01 par value (5,000,000,000 shares authorized, 1,560,755,989 and 1,500,149,928 shares issued and outstanding at March 31, 2011 and 1,500,136,998 shares issued and outstanding at December 31, 2010)	15	15
Capital surplus (principally additional paid-in capital)	24,347	24,257
Retained earnings	1,951	266
Accumulated other comprehensive income	1,494	1,251

Total stockholders’ equity	38,198	36,180
Noncontrolling interests	888	979

Total Equity	39,086	37,159

Total Liabilities and Equity	$145,846	$138,898